EXHIBIT 5.1

             [Letterhead of Sheppard, Mullin, Richter & Hampton LLP]

November 12, 2004

P-Com, Inc.
3175 S. Winchester Blvd.
Campbell, CA 95008

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to P-Com, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share ("Common Stock"), for issuance under the Company's 2004 Equity Incentive Plan (the "2004 Plan").

      This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

      In connection with this opinion, we have reviewed the Registration Statement, the Company's charter documents, the resolutions adopted by the board of directors of the Company with respect to the adoption of the 2004 Plan and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

      Based on the foregoing review, and in reliance thereon, we are of the opinion that, the Shares, when issued and paid for in accordance with the 2004 Plan, will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

      We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.


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P-Com, Inc.
November 12, 2004
Page 2


      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                     Respectfully submitted,

                                     /s/ Sheppard, Mullin, Richter & Hampton LLP